Exhibit 99.1
LENDER DISCUSSION MATERIALS CONFIDENTIAL FEBRUARY 2008

1 Disclaimer This presentation may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to, among other things, revenues, earnings, cash flows, capital expenditures, liquidity and capital resources, the results of efforts to dispose of operating units or other financial items. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties many of which are outside our control, and any one of which, or a combination of which, could affect whether forward-looking statements prove to be correct. We undertake no obligation to update any forward- looking statements made in connection with this presentation. In certain instances, we present results for entities that are subject to the restrictive covenants of our credit agreement dated January 3, 2007 ("the Credit Agreement"), or the "restricted group," apart from the results of our subsidiaries that are not subject to such restrictive covenants. We believe that this independent presentation of financial measures for the restricted group is useful to lenders because it enables them to evaluate the performance of the entities providing credit support for the Credit Agreement apart from the performance of our subsidiaries that are not providing credit support for the Credit Agreement, such as those subsidiaries that hold the assets and operations of the Tropicana Las Vegas. In addition, we have included certain non-GAAP financial measures in this presentation, including EBITDA. We caution that our calculation of EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies. We utilize EBITDA in assessing performance and allocating resources. We believe that EBITDA is a commonly used measure of operating performance in the gaming industry. While we believe that EBITDA can provide useful perspective, it has material limitations as an analytical tool. For example, among other things, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect the requirements for such replacements. Interest expense and interest income are also not reflected in EBITDA. Therefore, lenders should not consider EBITDA in isolation or as a substitute for GAAP measures. Please note that we have included herein under the caption "Appendix" a reconciliation of our calculations of EBITDA to the most nearly comparable GAAP financial measure.

2 New Jersey Regulatory Matters On December 12, 2007, the New Jersey Casino Control Commission (the "Commission") determined not to renew Adamar's(a) license to operate the Tropicana Atlantic City, directing instead that management responsibility for the casino resort be shifted to a trustee until the sale of the property to a third party can be arranged by the trustee. In the interim, Tropicana Atlantic City is being operated under the direction of the trustee Key New Jersey Players Honorable Gary S. Stein: Former New Jersey Supreme Court justice. Appointed trustee and thereafter conservator by the Commission (the "Trustee/Conservator") Bear Stearns: Engaged as financial advisor to Trustee/Conservator. Will run auction for sale of the Tropicana Atlantic City Debevoise & Plimpton: Engaged as legal advisor to the Trustee/Conservator in connection with the sale of the Tropicana Atlantic City Statutory and Trust Considerations The Trustee/Conservator is charged with selling the Tropicana Atlantic City within 120 days of the license denial date, but Commission has discretion to extend this timeframe Under the Trust Agreement, the Company is the beneficial owner of the stock of the entity that owns Tropicana Atlantic City and the Trustee/Conservator has fiduciary obligations to the Company The conservatorship statutes require the Trustee/Conservator to consult with the Company in connection with the sale of the Tropicana Atlantic City Statutes provide that the Company cannot realize more from the sale of Tropicana Atlantic City than the amount for which it acquired the property. It is not anticipated that the Tropicana Atlantic City sale price will exceed that amount Debt Service Subject to the Commission's discretion and Tropicana Atlantic City's budgetary requirements, the Trustee/Conservator has agreed to make monthly payments to the Company of 43% of the Company's interest payment obligations under the Credit Agreement Relationship The Company, through its representatives, has a cooperative working relationship with the Trustee/Conservator (a) Adamar is the entity that owns the assets of Tropicana Atlantic City.

Status of Litigation 3 The Delaware Court agreed to hear the motion on an Expedited Basis Hearing is set for February 26, 2008 Opposition papers from Wilmington Trust Company, putative indenture trustee, are due February 15th; Company reply papers are due February 22nd; discovery is underway The Company's motion is based upon the following facts and arguments: Indenture does not include an Event of Default for gaming license revocation, which is a common indenture term and a fully disclosed risk Legal title to the equity of Adamar of New Jersey has been property of the ICA Trust since the closing of the merger on January 3, 2007 The December 12, 2007 Commission Order did not transfer title to any assets to the Trustee, but rather merely shifted management responsibility to the Trustee The equity of Adamar and by implication all property of Adamar has been held by the ICA Trust at all times since January 2007, with legal ownership residing continuously in the Trustee and beneficial ownership in the Company. Thus no transfer occurred on December 12, 2007 in violation of Section 5.01(c) of the Indenture The Company submitted an Affidavit from Justice Stein, Trustee under the ICA Trust, supporting the Company's position The Commission's Order and the ICA Trust becoming operative did not result in an Asset Disposition under the Indenture for the reasons stated above. Further, the definition of Asset Disposition excludes a transfer of shares that is required by law. Thus, the transfer of ownership of the shares to the Trustee, regardless of when it occurred, falls outside the scope of Section 4.06, as it was required by law The Company, as beneficial owner of the Trust Property, will get the proceeds of its ultimate sale up to its allocated purchase price amount Because no default occurred under the Indenture, the Acceleration is and always has been null and void Company filed a motion for partial summary judgment on Counts III, VII and X of the complaint - seeking an order that no event of default has occurred under the indenture as a result of the Commission's December 12, 2007 order and the ICA Trust becoming "operative," and invalidating the acceleration demand based upon the absence of an operative indenture default

Atlantic City Indebtedness 4 The Company's allocation of Term Loan and Senior Subordinated indebtedness to Atlantic City, per the Company's January 9, 2008 letter to the Trustee, is as follows: There is an understanding in place under which the Trustee/Conservators will provide monthly interest payments to Tropicana Entertainment for the allocated portion of the Term Loan (a) These figures assume a base rate of 6.00%, but the base rate may change monthly. At January 2008 base rate (7.25%), monthly interest on the Term Loan would be approximately $4.9 million.

Illustrative Divestiture Proceeds Analysis ($ in millions) 5 Reflects illustrative range of proceeds from the sale of Atlantic City, Evansville and Vicksburg, net of taxes and credit swap breakage fees. LTM EBITDA as of September 30, 2007, pro forma for continuing operations; excludes Las Vegas, Atlantic City, Evansville and Vicksburg. Based on estimated post-divestiture debt balance accruing interest at the Applicable Percentage stipulated by the credit agreement. Assumes unfunded revolver and excludes interest income. Analysis assumes an illustrative range of net divestiture proceeds of $1.15 - $1.35 billion

Cash Flow Forecast 6 The Company is in the process of preparing a 13-week cash flow forecast to provide to senior secured lenders Receipts will reflect the Company's current projections for revenues at each of the Guarantors Disbursements will reflect anticipated operating disbursements (payroll, payroll and gaming taxes, rent, property taxes, etc.) and general corporate disbursements (debt service requirements and capital expenditures) The Company will show itemized cash balances at each of the Guarantors Forecast will include anticipated draws and repayments of the Revolving Credit Facility and forecasted total liquidity The Company will share the cash flow forecast with the senior secured lenders' advisors and agent

Cash Flow Forecast Template 7 (a) Net proceeds expected from the sale of Tropicana Atlantic City.

Sales Process Update 8 Atlantic City Offering memorandum to be distributed during the week of February 18th Preliminary bids expected late March 2008 Trustee/Conservator has indicated that he expects to enter into a definitive contract by April 2008 and expects to close the transaction by June 2008 Evansville Offering memorandum currently outstanding; preliminary bids due February 14th Definitive contract could be entered into as early as March 2008 Vicksburg On November 13th, 2007, the Company entered into a sale agreement with Nevada Gold for substantially all of the assets of the Vicksburg Horizon Casino and Hotel Agreed upon consideration equal to $35.0 million Sale agreement contemplates that the consideration will be paid in cash(a) Under certain circumstances, Nevada Gold may be entitled to fund up to $5.0 million of the purchase price through the issuance of a promissory note, which would mature three years following the consummation of the sale.

Appendix

LTM EBITDA Reconciliation to GAAP Net Income 9 The table below provides a reconciliation from Pro Forma LTM Adjusted EBITDA as of 9/30/07 (as shown on page 5) to GAAP Net Income as reported in the Company 10-Q for the nine months ended 9/30/07